Exhibit 3.3

THE COMPANIES ACT 1985

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

CELTIC PACIFIC (UK) LIMITED*

*the name of the Company was changed

from AUGURSHIP III LIMITED by Special Resolution

dated 10th December 1990 and with

effect from 20th December 1990

HOLMAN, FENWICK & WILLAN

MARLOW HOUSE

LLOYDS AVENUE

LONDON EC3N 3AL

86-87	RETIREMENT AND REMOVAL OF DIRECTORS	23

88.	ALTERNATE DIRECTORS	23

89-92	MANAGING AND EXECUTIVE DIRECTORS	24

93-95	SECRETARY	25

96-98	THE SEAL	25

99-102	ACCOUNTS	25

103.	AUDIT	26

104-113	DIVIDENDS AND RESERVES	26

114-115	CAPITALISATION OF PROFITS OR RESERVES	27

116-118	NOTICES	28

119-120	WINDING UP	29

121	INDEMNITY	29

THE COMPANIES ACT 1985

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

CELTIC PACIFIC (UK) LIMITED*

*the name of the Company was changed

from AUGURSHIP III LIMITED by Special Resolution

dated 10th December 1990 and with effect

from 20th December 1990

1.	The name of the Company is “CELTIC PACIFIC (UK) LIMITED”*.

2.	The Registered Office of the Company will be situated in England.

3.	The objects for which the Company is established are:-

(A) to carry on all or any of the businesses of financial and investment consultants and advisers in all its branches; to carry on all or any of the businesses of mortgage brokers, insurance brokers, finance brokers, commodity brokers and dealers, commission agents and importers and exporters of goods, wares, produce and merchandise of every description; to lend and advance money to, or negotiate loans on behalf of, and provide credit facilities or other financial accommodation for, persons, firms and companies on such terms as may seem expedient; to give guarantees or supply security for the payment of money or the performance of any obligations or undertakings; to act as a holding company and to acquire by purchase, lease, concession, grant, licence or otherwise such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, debenture stock, bonds, obligations, securities, reversionary interests, annuities, policies of assurance and other property and rights and interests in property as the Company shall deem fit and generally to hold, manage, develop, lease, sell or dispose of the same and to vary any of the assets of the Company; to participate in, undertake, perform and carry on all kinds of commercial, industrial, trading and financial operations and enterprises; general business consultants, market research specialists, experts and advisers in business, office and other systems and costs analysis, efficiency techniques, marketing and sales promotion, management, commercial, social and other undertakings and technical, economic and financial matters affecting commerce and industry; to create, establish and maintain an organisation for the purchase, sale, vending, distribution, advertisement or introduction of produce, merchandise, goods, wares and commodities of every description; to carry on all or any of the businesses of builders, haulage and transport contractors, removers, general storekeepers and warehousemen, discount and credit traders, mail order specialists, railway, shipping and forwarding agents; and to purchase or otherwise acquire and take over any businesses or undertakings as and when it may be deemed expedient, or to become interested in, and to carry on or dispose of, remove or put an end to the same or otherwise deal with any such businesses or undertakings as may be thought desirable; and to act as merchants generally.

*	Clause 3(A) changed pursuant to a special resolution dated 21st December 1990.

(B) To carry on any other business which may seem to the directors of the Company capable of being conveniently carried on in connection with any of the above specified businesses or calculated directly or indirectly to enhance the value of or render profitable any of the Company’s property or rights, or which it may be advisable to undertake with a view to developing, rendering valuable or turning to account any property or rights belonging to the Company or in which the Company may be interested.

(C) To acquire and take over the whole or any part of the business, property and liabilities of any person or persons, firm or corporation, carrying on any business which the Company is authorised to carry on, or possessed of any property or rights suitable for the purposes of this Company.

(D) To carry on all kinds of agency business on commission or otherwise and to act as trustee for any person, firm or Company.

(E) To apply for, register, purchase, or otherwise acquire, protect, prolong and renew whether in the United Kingdom or elsewhere any patents, patent rights, copyrights, trade or service marks, formulae, licences, concessions, and the like, conferring any exclusive or non-exclusive or limited right to use, or any secret or other information as to, any invention which may seem capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly of indirectly to benefit the Company; and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account, the property, rights or information so acquired.

(F) To acquire and hold shares, stocks, debentures, debenture stock, scrip, bonds, obligations, notes, securities and investments issued or guaranteed by any Company, corporation or trust constituted or carrying on business in any part of the world, and the funds or loans or other securities and investments of or issued or guaranteed by any government, state, or dominion, public body or authority, supreme, municipal, local or otherwise, whether at home or abroad.

(G) To acquire any such shares, stocks, debentures, debenture stock, scrip, bonds, obligations, notes, funds, loans, securities or investments (together: “Securities”) by original subscription, tender, purchase, participation, syndicates, exchange or otherwise, and whether or not fully paid up, and to make payments on Securities as called up on or in advance of calls or otherwise, and to subscribe for and guarantee the subscription of Securities either conditionally or otherwise, and to exercise and enforce all rights and powers conferred by or incidental to the ownership of Securities, and to vary and transpose from time to time as may be considered expedient any of the Company’s investments for the time being.

(H) To purchase, take on lease or in exchange, rent or otherwise acquire land, buildings and immovable property of any tenure or description in the United Kingdom or elsewhere in any part of the world and any rights over or connected with land and any estate or interest in land, and to develop the resources of, manage, sell, lease, deal with and turn the same to account in any manner that may seem expedient.

(I) To construct, maintain and alter any buildings, works, plant or machinery necessary or convenient for the purposes of the Company, and to make experiments in connection with any business of the Company.

(J) To pay for any real or personal property or rights acquired by the Company, either in cash or fully or partly paid shares or by the issue of securities, or party in one mode and partly in another, and generally on such terms as the Company may determine and to accept payment for any real or personal property or rights sold or otherwise disposed of or dealt with by the Company either in cash or fully or partly paid shares of any Company or corporation, or other securities, or partly in one mode and partly in another, and generally on such terms as the Company may determine.

(K) To amalgamate or enter into any partnership or arrangement in the nature of a partnership, co-operation or union of interests, with any person or persons or corporation engaged or interested or about to become engaged or interested in the carrying on or conduct of any business or enterprise which the Company is authorised to carry on or conduct or from which this Company would or might derive any benefit, whether direct or indirect.

(L) To establish or promote, or join in the establishment or promotion of, any other company whose objects shall include the taking over of any of the assets and liabilities of the Company or the promotion of which shall be calculated to advance its interests, and to acquire and hold any shares or securities of any such Company.

(M) To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally in respect to any such company or companies.

(N) To enter into any arrangements with any governments or authorities (supreme, municipal, local or otherwise) or any corporations, companies or persons that may seem conducive to the Company’s objects or any of them and to obtain from any such government, authority, corporation, company or person any licences, charters, contracts, decrees, rights, privileges and concessions which the Company may think desirable and to carry out, exercise and comply with any such licences, charters, contracts, decrees, rights, privileges and concessions.

(O) To invest and deal with the money of the Company not immediately required in such manner as may from time to time be thought fit.

(P) To lend and advance money or give credit to any person or company; to guarantee and give guarantees or indemnities for the payment of money or the performance of contracts or obligations by any person or company; to secure or undertake in any way the repayment of money lent or advanced to or the liabilities incurred by any person or company; and otherwise to assist any person or company and to take or hold mortgage, liens, charges to secure payment of the purchase price or any unpaid balance of the purchase price, of any part of the Company’s property of whatsoever kind sold by the Company, or any money due to the Company from purchasers and others.

(Q) To borrow or raise or secure the payment of money or the performance of any contracts or obligations of the Company, or of any person or body having dealings with the Company or in whose businesses or undertakings the Company is interested whether directly or indirectly by mortgage, or by the issue of debentures or debenture stock, perpetual or otherwise, or in such other manner as the Company shall think fit, and for the purposes aforesaid or for any other lawful purpose to charge all or any of the Company’s property or assets, present and future, including its uncalled capital, and collaterally or further to secure any securities of the Company by a trust deed or other assurance, and for the purposes of or in connection with the borrowing of money by the Company to become a member of any building society.

(R) To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(S) To sell or dispose of the whole or any part of the undertaking, property and assets of the Company in such manner and for such consideration as the Company may think fit, and in particular for shares (fully or partly paid up), debentures, debenture stock or securities of any other company, whether promoted by this Company for the purpose or not, and to improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with all or any part of the property and rights of the Company.

(T) To remunerate any person, firm or company rendering services to the Company either by cash payment or by the Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

(U) To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or Company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.

(V) To establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary company, or who are or were at any time directors or officers of the Company or of any such other company, and who hold or have held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and the wives, widows, families and dependants of any such persons, and also to establish and subsidise or subscribe to any institutions, associations, clubs or funds.

(W) To the extent permitted by law, to give financial assistance by any means for the purpose of acquisition of shares in the Company or the Company’s holding company for the time being (as defined in section 736 of the Act).

(X) To distribute any of the Company’s property among the members in specie.

(Y) To adopt such means of making known and advertising the business and products of the Company as may seem expedient.

(Z) To cause the Company to be registered or recognised in any foreign country or place.

(AA) To do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise, and either alone or in conjunction with others by or through agents, sub-contractors, trustees or otherwise.

(BB) To do all such other things as are incidental or the Company may think conducive to the attainment of the above objects or any of them.

And it is hereby declared that:

(1)	the word “Company” in this clause, except where used in reference to this Company, shall be deemed to include any partnership or other body of persons, whether corporate or unincorporate, and whether domiciled in the United Kingdom or elsewhere;

(2)	the intention is that the objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be an independent main object and be in no way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company;

(3)	in this clause, the expression “the Act” means the Companies Act 1985 or any statutory modification or re-enactment thereof for the time being in force.

1.	The liability of the members is limited.

2.	The share capital of the Company is £100 divided into 100 shares of £1 each. The shares in the original or any increased capital may be divided into several classes, and there may be attached thereto respectively any preferential, deferred, qualified, or other special rights, privileges, conditions or restrictions as to dividend, capital, voting or otherwise.

WE, the subscribers to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum, and we respectively agree to take the number of shares in the capital of the Company shown opposite our respective names.

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS		Number of Shares taken by each Subscriber

HFW DIRECTORS LIMITED Marlow House Lloyds Avenue LONDON EC3N 3AL	David Winsten For and on behalf of HFW Directors Limited	1

Company formation agent

HFW NOMINEES LIMITED Marlow House Lloyds Avenue LONDON EC3N 3AL	Stephen Patrick Drury For and on behalf of HFW Nominees Limited	1

Company formation agent

Total Shares Taken		2

DATED: 9th day of October 1990

WITNESS to the above signatures:-

Andrew Oliver Symons

Marlow House

Lloyds Avenue

London EC3N 3AL

Trainee Solicitor

THE COMPANIES ACT 1985

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

(as amended by Special Resolution passed on 21st December 1990)

- OF-

CELTIC PACIFIC (UK) LIMITED *

* the name of the Company was changed from

AUGURSHIP III LIMITED by special

resolution dated 10th December 1990 and

with effect from 20th December 1990.

PRELIMINARY

1. The Regulations contained in and made by Companies (Tables A to F) Regulations 1985 as amended by the Companies (Table A to F) (Amendment) Regulations 1985 pursuant to Sections 3 and 8 of the Companies Act 1985 and referred to therein as “Table A” shall not apply to the Company.

2. In these Articles, if not inconsistent with the subject or context, the words set out in the first column of the following table shall bear the meanings set opposite to them respectively in the second column thereof.

Words	Meanings

The Act	The Companies Act 1985, and every statutory modification or re-enactment thereof for the time being in force.

These Articles	These Articles of Association or such other Articles of Association of the Company as may from time to time be in force.

Office	The Registered Office for the time being of the Company.

Seal	The Common Seal of the Company.

The United Kingdom	Great Britain and Northern Ireland.

Debenture and Debenture Holder	Include Debenture Stock and Debenture Stockholder.

The Directors	The Directors for the time being of the Company.

The Board	The Directors or any of them acting as the Board of the Company.

Secretary	Includes a temporary or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary.

Paid up	Includes credited as paid up.

Dividend	Includes bonus.

Year	Year from the 1st January to the 3lst December inclusive.

Month	Calendar month.

In writing	Written, or produced by any substitute for writing, or partly one and partly another.

Words denoting the singular number only shall include the plural number also and vice versa.

Words denoting the masculine gender only shall also include the feminine gender.

Words denoting persons only shall include corporations.

The Index set out after Article 121 shall have no effect on the construction or meaning of these Articles.

Save as aforesaid, any words or expressions defined in the Act shall, if not inconsistent with the subject or context, have the same meanings in these Articles.

SHARE CAPITAL

3. The share capital of the Company is £100 divided into 100 ordinary shares of £1 each.

ALLOTMENT OF SHARES

4. The Board shall have power to make an initial allotment of shares in the original capital of the Company. After such initial allotment and subject to any direction to the contrary which may be given by the Company in General Meeting, the Directors have authority to allot, grant options over, or otherwise dispose of shares or rights to subscribe for, or to convert any security into shares other than shares so allotted in the capital for the time being of the Company to such persons (including any Director) and on such terms as they think fit provided that no shares shall be issued at a discount. The Company shall not be required, before such authority is exercised, to make any such offer to existing shareholders as is required by section 89 of the Act, and the provisions of Section 90 of the Act shall therefore not apply to the Company. The authority granted by this Article shall remain in force for a period of five years from the date of incorporation of the Company. The maximum amount of the relevant securities (as defined in section 80(2) of the Act) that may be allotted by the Directors pursuant to this authority shall be the amount of the unissued nominal share capital of the Company for the time being.

5. Except as required by law no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.

6. Every person whose name is entered as a member in the register of members shall be entitled (without payment and within two months after allotment or lodgment of transfer, or within such other period as the conditions of issue shall provide) to one certificate in respect of each class of shares held by him and where a Member transfers part of the shares of any class registered in his name, he shall be entitled without payment to one certificate for the balance of shares of that class retained by him. Every certificate shall be issued under the Seal, as hereinafter provided, and shall specify both the shares to which it relates, and the amount paid up on them. In the case of a share held jointly by several persons, the delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all of them. The Board shall duly comply with the provisions of Section 185 of the Act as to the time for delivery of certificates.

7. If a share certificate is defaced, lost or destroyed, it may be renewed on payment of such fee (if any) not exceeding 5p and on such terms (if any) as to evidence and indemnity with or without security as the Board thinks fit. In the case of loss or destruction the person availing himself of the provisions of this Article shall also pay to the Company all expenses incident to the investigation of evidence of loss or destruction and the preparation of the requisite form of indemnity as aforesaid.

VARIATION OF RIGHTS

8. If at any time the share capital is divided into different classes of shares, the rights attached to any class may, whether or not the Company is being wound up, be varied or cancelled with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of an Extraordinary Resolution passed at a separate General Meeting of the holders of the shares of the class concerned. The provisions of these Articles relating to general meetings shall apply to every such separate General Meeting, except that

(i) the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the Issued shares of the class and at an adjourned meeting one person holding shares of the class or his proxy, and

(ii) that any holder of shares of the class present in person or by proxy may demand a poll.

CALLS ON SHARES

9. The Board may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment of such shares made payable at fixed times and each member shall (subject to receiving at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or the time fixed for its payment postponed by the Board.

10. A call shall be deemed to have been made at the time when the Resolution of the Board authorising the call was passed, and may be made payable by instalments.

11. The joint holders of a share shall be jointly and severally liable to pay all calls in respect of that share.

12. The Board may make arrangements on the issue of shares to differentiate between the holders as to the amount of calls to be paid, and the times of payment.

13. The Board may, if it thinks fit, receive from any member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would but for such advance become payable) pay interest at such rate (if any) as may be agreed upon between the Board and the member paying such sum in advance.

14. No member shall be entitled to receive any Dividend or to exercise any privilege as a member until he has paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

LIEN ON AND FORFEITURE OF SHARES

15. The company shall have a first and paramount lien upon (i) all shares (other than fully paid shares) registered in the name of each member (whether solely or jointly with any other person) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of those shares or any of them and (ii) all shares (whether fully paid or not) registered in the name of a member (whether solely or jointly with any other person) for all moneys, debts, and liabilities presently payable by him or his estate to the Company.

16. The Board may sell any shares subject to any such lien at such time or times and in such manner as they think fit, but no sale shall be made until such time as (i) any part or the whole of the moneys in respect of which such lien exists is payable or the liability in respect of which such lien exists is to be discharged, and (ii) a notice and demand in writing stating the amount due or specifying the liability, demanding payment or discharge and giving notice of intention to sell in default has been served on such member or to his personal representatives (in the event of his death) and (iii) such member or his estate defaults in payment or discharge of such liability for seven days after such notice.

17. If any member fails to pay any call or instalment of a call in full on or before the day appointed for payment (whether pursuant to the terms of issue or to a call duly made and notified), the Board may at any time thereafter, while any part of any such call or instalment remains unpaid, serve a notice on such member requiring him to pay the same, together with (a) interest at such rate not exceeding 20 percent per annum as the Directors shall determine, and (b) any expenses that may have accrued by reason of such non-payment.

18. The notice shall (a) name a day (not less than 14 days from the date of the notice) and a place on and at which the outstanding sum and all interest and expenses that have accrued by reason of such non-payment is to be paid and (b) state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

19. If the requirements of any notice specified in Articles 17 and 18 are not complied with, any shares in respect of which such notice has been given may at any time thereafter, and before payment of all calls or instalments, be forfeited by a Resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

20. Any share so forfeited shall be deemed to be the property of the Company, and the Board may sell, re-allot, or otherwise dispose of the share in such manner as they think fit, and either with or without any past or accruing dividends, and in the case of re- allotment, with or without any money paid on such share by the former holder being credited as paid up.

21. The Board may at any time, before any share so forfeited has been sold, re-allotted or otherwise disposed of, annul the forfeiture upon such conditions as it thinks fit.

22. Any member whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but nonetheless shall, be liable to pay, and shall forthwith pay, to the Company all calls and instalments owing upon or in respect of such shares at the time of forfeiture, together with interest on the amount outstanding, from the time of forfeiture until payment, at the rate of 20 per cent, per annum, and the Board may enforce payment of such sums if it thinks fit.

23. The net proceeds of any sale following either forfeiture or enforcement of a lien shall be applied in or towards satisfaction of the amount due to the Company, or of the liability to the Company, as the case may be, and any balance (subject to a like lien for sums not yet payable as existed on the shares before the sale) shall be paid to the member or his estate. Upon any such sale, the Board may authorise some person to transfer the shares sold to the purchaser and may enter the purchaser’s name in the register as holder of such shares. The purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale. A statutory declaration in writing that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts there stated as against all persons claiming to be entitled to the share.

24. The Board may at any time declare any share to be wholly or partly exempt from the provisions of Articles 17 and 18.

TRANSFER OF SHARES

25. Subject to the restrictions of these Articles, shares shall be transferable, but every transfer must be in writing in the usual common form, or in such other form as the Directors shall from time to time approve, and must be lodged at the Office, accompanied by the certificate of the shares to be transferred and such other evidence (if any) as the Directors may require to prove the title of the intending transferor, who shall be deemed to remain the holder of the shares until the name of the transferee is entered on the register of members as holder of the shares transferred.

26. The Board may, in its absolute discretion, and without assigning any reason therefor, refuse to register any transfer of any share, whether or not it is fully paid, and whether or not it is subject to a lien.

27. The Board may also refuse to recognise any instrument of transfer, unless:-

(i) Such fee (if any) not exceeding 25p as the Board may from time to time require is paid to the Company in respect thereof, and

(ii) The instrument of transfer is accompanied by the certificate of the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

28. If the Board refuses to register a transfer it shall send to the transferee notice of the refusal within two months after the date on which the transfer was lodged with the Company.

29. The register of transfers may be closed at such times and for such period as the Board may from time to tine determine, provided that it shall not be closed for more than thirty days in any year.

TRANSMISSION OF SHARES

30. If a member dies, the survivor or survivors (where the deceased was a joint holder), or the legal personal representatives of the deceased (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in these Articles shall release the estate of a deceased joint holder from any liability in respect of any share jointly held by him.

31. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may upon such evidence as to his title being produced as may from time to time be properly required by the Board, and subject to any other provisions set out in these Articles, either be registered himself as holder of the share or elect to have some person nominated by him registered as the transferee of it. The Board shall in either case have the same right to decline or suspend registration as it would have had in the case of a transfer of the shares by that member before his death or bankruptcy as the case may be.

32. If the person so becoming entitled elects to be registered himself he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have his nominee registered, he shall testify his election by executing to this nominee a transfer of such share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice of transfer were a transfer executed by such member.

33. A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall be entitled to receive and may give a discharge for all dividends and other moneys payable in respect of the share, but he shall not be entitled to receive notions of or, save as provided by Article 64, to attend or vote at meetings of the Company or to any of the rights or privileges of member until he shall have been registered as a member in respect of the share.

34. There shall be paid to the Company in respect of the registration of any Probate, Letters of Administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any share, such fee, not exceeding 25p, as the Board may from time to time require or prescribe.

REDEEMABLE SHARES AND PURCHASE BY THE

COMPANY OF ITS OWN SHARES

35. Subject to the provisions of Part V of the Act, any shares may, with the sanction of a Special Resolution, be issued on the terms that they are, or at the option of the Company or the holder of such shares are liable, to be redeemed on such terms and in such manner as the Company before the issue of the shares may by Special Resolution determine.

36. Subject to the provisions of Part V of the Act, any shares (including any redeemable shares) may be purchased by the Company from any member of the Company willing to sell them on such terms and in such manner as shall be agreed between the Board and the member in question, provided that the terms of the proposed contract of purchase of the shares shall be authorised by a Special Resolution of the Company before it enters into the contract. Shares shall not be purchased as aforesaid if, as a result of such purchase, there would no longer be any member of the Company holding shares other than redeemable shares.

37. The Company shall have power to make payments in respect of the redemption or the purchase of any of its own shares otherwise than out of its distributable profits or the proceeds of a fresh issue of shares.

ALTERATION OF CAPITAL

38. The Company may from time to time in General Meeting increase the share capital by such sum, to be divided into shares of such amounts, as the resolution passed at such meeting shall prescribe, and save as otherwise provided by these Articles, or by the conditions of issue, any new share capital shall be considered part of the original ordinary share capital of the Company and shall be subject to the same provisions with respect to the payment of calls, lien, forfeiture and otherwise as the original share capital.

39. The Company may in General Meeting:-

(a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b) sub-divide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to the provisions of section 121(2)(d) of the Act;

(c) cancel any shares which, at the date of the passing of the resolution at such General Meeting, have not been taken or agreed to be taken by any person.

40. The Company may by Special Resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorised, and consent required, by law.

GENERAL MEETINGS

41. In each year the Company shall hold a General Meeting as its Annual General Meeting in addition to any other meetings in that year and shall specify the meeting as such in the notices calling it; and not more than fifteen months shall elapse between the date of one Annual General Meeting and that of the next. The Annual General Meeting shall be held at such time and place as may be determined by the Board. All general meetings other than annual general meetings shall be called Extraordinary general meetings.

42. The Board may call an Extraordinary General Meeting whenever it thinks fit and extraordinary general meetings shall also be convened on such requisition or, in default, may be convened by such requisitionists, as provided by section 368 of the Act.

NOTICE OF GENERAL MEETINGS

43. An Annual General Meeting and a meeting called for the passing of a Special Resolution shall be called by twenty-one days’ notice in writing at the least, and a meeting of the Company other than an Annual General Meeting or a meeting for the passing of a Special Resolution shall be called by fourteen days’ notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given and shall be given in the manner specified below to such members as are entitled under the provisions of these Articles to receive notices from the Company, and also to the company’s auditors.

44. A meeting shall be deemed to have been duly called even if called by shorter notice than that specified in the last preceding Article, if it is so agreed:-

(a) in the case of a meeting called as the Annual General Meeting, by all the members having the right to attend there and vote; and

(b) in the case of any other meeting, by a majority in number of the members having the right to attend and vote and together holding not less than 95 per cent. in nominal value of the shares giving that right.

45. Every notice of meeting shall specify the place, the day and the hour of meeting, and, in the case of special business, the general nature of such business. The notice convening an Annual General Meeting shall specify the meeting as such and the notice convening a meeting to pass a special or Extraordinary Resolution shall also specify the intention to propose the resolution as a special or Extraordinary Resolution, as the case may be. Every notice of meeting shall state with reasonable prominence that a member entitled to attend and vote is entitled to appoint a proxy and that a proxy need not be a member.

46. The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

47. All business shall be deemed special that is transacted at an Extraordinary General Meeting, and also all business that is transacted at an Annual General Meeting, with the exception of sanctioning or declaring dividends, the consideration of the accounts and balance sheet, the reports of the Directors and auditors and any other documents annexed to the balance sheet, the election of Directors in the place of those retiring by rotation or otherwise, the appointment and fixing of the remuneration of the auditors and the voting of remuneration or extra remuneration to the Directors.

48. No business shall be transacted at any General Meeting unless a quorum is present when the meeting proceeds to business. Two members present in person or by proxy shall be a quorum for all purposes.

49. The Chairman (if any) of the Board, or in his absence the Vice-Chairman (if any) shall preside as Chairman at every General Meeting of the Company. If there is no such Chairman or Vice-Chairman, or if at any meeting neither is present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as Chairman, the members present shall choose some Director, or, if no Director is present, or if all the Directors present decline to take the chair, some member present, to be Chairman.

50. The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given in the same way as in the case of the original meeting, but it shall not otherwise be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

51. At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded:-

(a) by the Chairman; or

(b) by at least two members present in person or by proxy and entitled to vote.

(c) by at least one member present in person or by proxy and representing at least one tenth of the total voting rights of all the members having the right to vote at the meeting.

Unless a poll is so demanded, a declaration by the Chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the minute book, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

52. If a poll is duly demanded, it shall be taken in such manner as the Chairman may direct, and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

53. A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the Chairman directs.

54. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

55. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded, and it may be withdrawn at any time before the next business is proceeded with.

RESOLUTIONS OF MEMBERS

56. Subject to the provisions of the Act, a resolution in writing signed by all the members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a General Meeting of the Company duly convened and held. Such a resolution may consist of several documents in like form each signed by one or more members.

VOTES OF MEMBERS

57. Subject to any special terms as to voting upon which any shares may be issued, or may for the time being be held, on a show of hands every member present in person and entitled to vote shall have one vote, and on a poll every member present in person or by proxy and entitled to vote shall have one vote for every share of which he is the holder.

58. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

59. Any corporation which is a member of the Company may, by resolution of its Directors or other governing body, authorise such person as it thinks fit to act as its representative at any General Meeting, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

60. On a poll votes may be given either personally or by proxy.

61. The instrument appointing a proxy shall be in writing addressed to the Company, under the hand of the appointer or of his attorney duly authorised in writing, or, if the appointer is a corporation, either under Seal or under the hand of any officer or attorney duly authorised. A proxy need not be a member of the Company.

62. The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be deposited at the Office, or at such other place within the United Kingdom as is specified for that purpose in the instrument of proxy sent by the Company, not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid.

63. A vote given in accordance with the terms of an instrument of proxy shall be valid, notwithstanding the previous death or insanity of the principal, or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given; provided that no intimation in writing of such death, insanity, revocation or transfer has bean received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the proxy is used.

64. Any person becoming entitled in consequence of the death or bankruptcy of a member or otherwise than by transfer to a share conferring a right to vote may vote at any General Meeting in respect thereof in the same manner as if he were the registered holder of such share, provided that twenty-four hours at least before the time fixed for holding the meeting or adjourned meeting, as the case may be, at which he proposes to vote, he satisfies the Board of his right (subject to the regulations herein contained) to a transfer of such share, or the Board shall have previously admitted his right to vote at such meeting or adjourned meeting.

NUMBER AND APPOINTMENT OF DIRECTORS

65. Unless and until otherwise determined by ordinary Resolution of the Company, the number of Directors shall not be less than one nor more than six in number.

66. The Company in General Meeting may from time to time increase or reduce the number of Directors, and may also determine in what rotation such increased or reduced number is to go out of Office.

67. The Board shall have power at any time, and from time to time, to appoint any person to be a Director, either to fill a casual vacancy in the Board or as an addition to the existing Directors, but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these Articles. Any Director so appointed shall hold office only until the next following Annual General Meeting, and shall then be eligible for re-election.

QUALIFICATION AND REMUNERATION OF DIRECTORS

68. A Director shall not require any share qualification, but he shall nevertheless be entitled to notice of and shall be entitled to attend and speak at any General Meeting notwithstanding any provision in these Articles to the contrary.

69. Each of the Directors shall be paid out of the funds of the company by way of remuneration for his services, such sums as the Company in General Meeting may from time to time determine. A Director holding Office for part only of a year shall be entitled to a proportionate part of a full year’s remuneration. The Directors shall also be entitled to be repaid by the Company all such reasonable travelling (including hotel and incidental) expenses as they may properly incur in attending meetings of the Board, or of committees of the Board, or General Meeting, or which they may otherwise incur in or about the business of the Company.

70. Any Director who by request performs special services or goes or resides abroad for any purposes of the Company may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the Board may determine.

71. A Director of the Company may be or become a Director or other officer of, or otherwise interested in, any Company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other Company unless the Company otherwise direct in General Meeting.

POWERS OF DIRECTORS

72. The business of the Company shall be managed by the Board, and the Board may exercise all such powers of the Company as are not by the Act or by these Articles required to be exercised by the Company in General Meeting, subject nevertheless to any regulations of these Articles, to the provisions of the Act, and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by Ordinary Resolution of the Company in General Meeting, but no regulation made by the Company in General Meeting shall invalidate any prior act of the Board which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

73. The Board may by power of attorney under the Seal appoint any Company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

74. Subject to the provisions of sections 312 and 313 of the Act, the Board on behalf of the Company may pay a gratuity, or pension or allowance on retirement to any Director or former Director who has held any other salaried Office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

BORROWING AND GUARANTEES

75. The Board may exercise all the powers of the Company from time to time to borrow or raise money, and to give guarantees, and to mortgage or charge its undertaking, property, assets and uncalled capital, or any part thereof, both present and future, and subject to section 80 of the Act to issue debentures, Debenture stock and other securities, whether outright or as security for any debt, liability or obligation of the Company or of any third party.

PROCEEDINGS OF THE BOARD

76. The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the Chairman shall have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

77. The quorum necessary for the transaction of the business of the Board shall be one. A meeting of the Board at which a quorum is present, shall be competent to exercise all powers and discretions for the time being exercisable by the Board of Directors generally.

78. The Board may elect a Chairman and a Vice-Chairman of its meetings and determine the period for which they are to hold office, but, if no such Chairman or Vice-chairman be elected, or if at any meeting neither the Chairman nor the Vice-Chairman be present, the Directors present shall choose one of their number to be Chairman of the meeting.

79. A resolution in writing, signed by all the Directors, shall be as valid and effective as a resolution passed at a meeting of the Board duly convened and held. Such a resolution need not be signed by an alternate Director if it is signed by the Director who appointed him. Such a resolution may consist of several documents in like form, each signed by one or more Directors.

80. The Board may delegate any of its powers to committees consisting of such member or members of its body as it thinks fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board, or contained in these Articles.

81. All acts done by any meeting of the Board, or of a committee of Directors, or by any person acting as a Director, shall, even if it is subsequently discovered that there was some defect in the appointment of any such Director, or person acting as aforesaid, or that they or any of them were disqualified, or had vacated office, be as valid as if every person had been duly appointed, and was qualified and had continued to be, a Director.

MINUTES

82. The Board shall cause minutes to be made in books provided for the purpose-

(a) of all appointments of officers made by the Board;

(b) of the names of the Directors present at each meeting of the Board and of any committee of the Board;

(c) of all resolutions and proceedings at all meetings of the Company and of the Board and of committees of the Board.

Any such minutes, if purporting to be signed by the Chairman of the meeting to which they relate or at the meeting at which they are read, shall be received as prima facie evidence of the facts therein stated.

DISQUALIFICATION OF DIRECTORS

83. The Office of a Director shall be vacated in any of the following events, namely:-

(a) if not being a managing Director or a Director appointed hold any other executive Office for a fixed period he resigns his Office by notice in writing under his hand delivered at the Office;

(b) if he becomes bankrupt or insolvent or enters into any arrangement or composition with his creditors;

(c) if he becomes incapable by reason of mental disorder of managing his affairs;

(d) if he is prohibited from being a Director by any order made under any provision of the Act;

(e) if he absents himself from the meetings of the Board during a continuous period of six months without special leave of absence from the remaining Directors and they pass a resolution that he has by reason of such absence vacated his Office.

84.	(1) A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Board in accordance with section 317 of the Act.

(2) On any matter in which a Director is in any way interested he may nevertheless vote and be taken into account for the purposes of a quorum and (save as otherwise agreed) may retain for his own absolute use and benefit all profits and advantages directly or indirectly accruing to him thereunder or in consequence thereof.

(3) A Director may hold any other Office or place of profit under the Company (other than the Office of auditor) in conjunction with his Office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his Office from contracting with the Company either with regard to his tenure of any such other Office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that Office or of the fiduciary relation thereby established.

(4) A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such Office or place of profit under the Company or whereat the terms of any such appointment are arranged, and he may vote on any such appointment or arrangement.

(5) Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

85. A general notice to the Board that a Director is a member of any specified firm or Company and is to be regarded as interested in any subsequent transactions with such firm or Company shall be deemed a sufficient disclosure of interest in relation to any such transaction, and after such general notice it shall not be necessary to give any special notice relating to any particular transaction with such firm or Company. Provided that no such notice shall be of effect unless either it is given at a meeting of the Board or the Director giving it takes reasonable steps to secure that it is brought up and read at the next meeting of the Board after it is given.

RETIREMENT AND REMOVAL OF DIRECTORS

86. No Director of the Company shall be subject to retirement by rotation.

87. The Company may by Ordinary Resolution of which special notice has been given in accordance with section 379 of the Act, remove any Director before the expiration of his period of Office, and may by an Ordinary Resolution appoint another person in his stead, notwithstanding anything in these Articles or in any agreement between the Company and the Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

ALTERNATE DIRECTORS

88. (a) Any Director may at any time by notice in writing under his hand and deposited at the office or delivered at a meeting of the Board appoint any person to be his alternate Director and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the Board, shall have effect only upon and subject to being so approved.

(b) The appointment of an alternate Director shall automatically determine on the happening of any event which if he were a Director would cause him to vacate such Office or if his appointor ceases to be a Director.

(c) The alternate Director shall (except when absent from the United Kingdom) be entitled to receive notices of all meetings of the Board as aforesaid and shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meetings the provisions of these presents shall apply as if he were a Director. If his appointor is for the time being absent from the United Kingdom or temporarily unable to act through ill-health or disability his signature to any resolution in writing of the Board shall be as effective as the signature of the appointor. To such extent as the Board may from time to time determine in relation to any committees of the Board the foregoing sentence shall apply mutatis mutandis to any meeting of any such committee of which his appointor is a member. An alternate Director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a Director for the purposes of these presents.

(d) An alternate Director may be repaid expenses, and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director but he shall not be entitled by virtue of his being an alternate Director to receive from the Company any remuneration except only such proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

89. The Board may from time to time appoint one or more of its body to the Office of managing Director or joint managing Director of the Company or to hold any other executive office in relation to the management of the business of the Company (subject always to the provisions of section 319 of the Act).

90. The appointment of such Director as aforesaid shall be subject to determination ipso facto if he ceases from any cause to be a Director or (subject to the terms of any contract between him and the Company) if the Board resolves that his term of Office be determined.

91. The remuneration for the services of any managing Director or Director appointed to hold any other executive Office for his services as such shall, subject to any contract between him and the Company, be determined by the Board, and may be of any description, and (without limiting the generality of the foregoing) may include admission to, or continuance of, membership of any scheme or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

92. The Board may entrust to and confer upon a managing Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and, either collaterally with or to the exclusion of its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers. A Director holding such executive Office as aforesaid for a fixed period shall not be entitled to resign as a Director of the Company.

SECRETARY

93. Subject to section 10(2) and Schedule 1 of the Act the Secretary shall be appointed by the Board for such term, and at such remuneration and upon such conditions as it may think fit; and any Secretary so appointed may be removed by the Board. The Board may from time to time, by resolution appoint an assistant or deputy Secretary to exercise the function of the Secretary.

94. No person shall be appointed or hold office as Secretary who is:-

(a) the sole Director of the Company; or

(b) a corporation the sole Director of which is the sole Director of the Company; or

(c) the sole Director of a corporation which is the sole Director of the Company.

95. A provision of the Act or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

THE SEAL

96. The Seal shall not be affixed to any instrument except by the authority of a resolution of the Board and in the presence of one Director or other person appointed by the Board for that purpose, and that Director or such other person as aforesaid, shall sign every instrument to which the Seal is so affixed in his or her presence.

97. All forms of certificate for shares, stock, Debenture stock or representing any other form of security (other than letters of allotment or scrip certificates) shall be issued under the Seal in the manner provided above, and shall bear the autographic signature of one Director or other person appointed by the Board for that purpose.

98. The Company may exercise the powers conferred by section 39 of the Act with regard to having an official Seal for use abroad, and such powers shall be vested in the Board.

ACCOUNTS

99. The Directors shall cause accounting records to be kept in accordance with sections 221, 222 and 223 of the Act.

100. The accounting records shall be kept at the Office or (subject to the provisions of the Act) at such other place as the Board thinks fit, and shall at all times, be open for inspection by any Director. No member (other than a Director) shall have any right of inspecting any accounting records of the Company, unless such right is conferred by the Act or authorised by the Board or by the Company in General Meeting.

101. The Board shall from time to time in accordance with the provisions of sections 227, 228, 229, 230, 235, 239, 241 and 242 of the Act, cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in those sections.

102. At least twenty-one days before the meeting a copy of every such balance sheet (including every document required by law to be annexed to the balance sheet) and of the Directors’ and auditors’ reports shall be delivered or sent by post to every member and Debenture Holder of the Company of whose address the Company is aware, or in the case of joint holders of any share or Debenture to one of the joint holders.

AUDIT

103. Auditors shall be appointed and their duties regulated in accordance with the Act.

DIVIDENDS AND RESERVES

104. The profits of the Company available for Dividend and resolved to be distributed shall be applied in the payment of dividends to the members in accordance with their respective rights and priorities. The Company in General Meeting may declare dividends accordingly.

105. No Dividend or interim Dividend shall be paid otherwise than in accordance with those provisions of Part VIII of the Act which apply to the Company.

106. Subject to the rights of persons, if any, entitled to shares with special rights as to Dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the Dividend is paid, but no amount paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the Dividend is paid; but, if any share is issued on terms providing that it shall rank for Dividend as from a particular date, such share shall rank for Dividend accordingly.

107. Any General Meeting declaring a Dividend may, upon the recommendation of the Board, direct payment or satisfaction of such Dividend wholly or partly by the distribution of specific assets and in particular of paid up shares or debentures of any other Company, and the Board shall give effect to such direction, and where any difficulty arises in regard to such distribution, the Board may settle it as it thinks expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of those entitled to participate in the Dividend as may seem expedient to the Board.

108. The Board may set aside out of the profits of the Company and carry to reserve or reserves such sums as it may think proper, which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may properly be applied, and pending such application may, at the like discretion, either be employed in the business of the Company, or be invested in such investments as the Board may from time to time think fit.

109. All dividends and interest shall belong and be paid to those members who shall be on the register of members at the date at which such Dividend is declared or at the date on which such interest is payable respectively, notwithstanding any subsequent transfer or transmission of shares.

110. The Board may pay the dividends or interest payable on shares in respect of which any person is by transmission entitled to be registered as holder to such person upon production of such certificate and evidence as would be required if such person desired to be registered as a member in respect of such shares.

111. No Dividend shall bear interest against the Company.

112. Any Dividend may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled thereto, and in case of joint holders to any one of such joint holders. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and shall be sent at his risk.

113. If several persons are registered as joint holder of any share, any one of them may give effectual receipts for any Dividend or other moneys payable on or in respect of the share.

CAPITALISATION OF PROFITS OR RESERVES

114. (a) The Company in General Meeting may, upon the recommendation of the Board, resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that the Board be authorised and directed to appropriate such sum to the members or alternatively to the holders of either ordinary shares or of any other class of shares or of any combination of any such classes as may be resolved in General Meeting in proportion to the amounts paid up on the shares held by them respectively, and to apply such sum on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such members respectively, or in paying up in full unissued shares or debentures of the Company, to be allotted and distributed, credited as fully paid up, to and amongst such members in the proportion aforesaid, or partly in one way and partly in the other provided that the only purpose to which sums standing to the credit of capital redemption reserve or share premium account shall be applied pursuant to this paragraph shall be the payment up in full of unissued shares to be allotted and distributed as aforesaid.

(b) The Company in General Meeting may, upon the recommendation of the Board, resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account which is not available for distribution, and accordingly that the Board be authorised and directed (subject to the provisions of the Act) to appropriate and apply such sums in any manner referred to in the preceding paragraph of this Article.

115. Whenever a resolution under Article 114 is passed, the Board shall make all appropriations and applications of the undivided profits so resolved to be capitalised, and all allotments and issues of fully paid shares, debentures or obligations, if any, and generally shall do all acts and things required to give effect to such resolution, with full power to the Board to make such provision, by the issue of fractional certificates or by payment in cash or otherwise, as it thinks fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter, on behalf of all the members entitled thereto, into an agreement with the Company providing for either

(a) the allotment to them respectively, credited as fully paid up, of any further shares, debentures or obligations to which they may be entitled upon such capitalisation, or (as the case may require)

(b) by application of their respective proportions of the profits resolved to be capitalised in payment up by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

NOTICES

116. Any notice or other document required to be given by the Company to a member may be served by the Company on any member either personally or by sending it through the post or by telegram, cable, radio telegraph or telex or facsimile machine to such member at his address as appearing in the register of members or at such other address, if any, as is supplied by him to the Company for the giving of notice to him. In the case of joint holders of a share all notices shall be given to the joint holder whose name stands first in the register of members, and notice so given shall be sufficient notice to all the joint holders.

117. Any notice or other document if sent by post shall be deemed to have been received seventy-two hours after the same was posted, and in proving such receipt it shall be sufficient to prove that the letter containing the same was properly addressed, prepaid and put into the post. Any such notice, or other document, if sent by telegram, cable, radio telegraph or telex shall be deemed to have been served on the day on which it was handed into the telegram, cable or radio telegraph office or, in the case of telex or telefacsimile, despatched, and in proving such service it shall be sufficient to prove that, such telegram, cable or radio telegraph was duly handed in or, in the case of telex or telefacsimile, that the notice or other document was duly despatched.

118. A notice or other document may be given by the Company in any manner authorised above to the persons entitled to a share in consequence of the death or bankruptcy of a member at the address, if any, given to the Company for that purpose by the persons claiming to be so entitled, or (until such an address has been so given) by giving the notice, or other document, in any manner in which the same might have been given if the death or bankruptcy had not occurred.

WINDING UP

119. If the Company is wound up, the liquidator may, with the sanction of an Extraordinary Resolution of the contributories (as defined in Section 79 of the Insolvency Act 1986) divide amongst the contributories in specie or kind the whole or any part of the assets of the Company and may with the like sanction, vest the whole hold or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator with the like sanction, thinks fit.

120. The power of sale of a liquidator shall include a power to sell wholly or partially for shares or stock or for the debentures, Debenture stock, or other obligations of another Company, either then already constituted, or about to be constituted, for the purpose of carrying out the sale.

INDEMNITY

121. Every Director or other officer of the Company shall be indemnified out of its assets against any liability incurred by him in or about the execution of the duties of his Office or otherwise in relation to such duties, including any liability incurred by him in consequence of such duties in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted or in connection with any application under section 727 of the Act, in which relief is granted to him by the court, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in or through the execution of the duties of his Office. But this Article shall only have effect in so far as its provisions are not avoided by section 310 of the Act.

THE COMPANIES ACT 1985

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM

and

ARTICLES OF ASSOCIATION

of

CELTIC PACIFIC (UK) LIMITED

HOLMAN FENWICK AND WILLAN

Marlow House,

Lloyds Avenue,

London EC3N 3AL

Company number

02554369

THE COMPANIES ACT 2006

COMPANY LIMITED BY SHARES

WRITTEN SPECIAL RESOLUTION

OF

CELTIC PACIFIC (UK) LIMITED

(the Company)

In accordance with Chapter 2 of Part 13 of the Companies Act 2006, the directors of the Company proposed that the following resolutions be passed as a special resolution

Special resolution

That the Company’s articles of association be and are hereby amended with effect from the date of this written resolution, by the insertion of the following paragraph as a new article 79A

“A meeting of the directors or of a committee of the board may consist of a conference between directors and any alternate directors who are not all in one place, but each of which is able (directly or by telephonic communication) to speak to each of the others, and to be heard by each of the others simultaneously. A director or an alternate director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place at the place where the largest group of those participating in the conference is assembled, or, if there is no such group, where the chairman of the meeting participates. The word meeting in these articles shall be construed accordingly.”

1

AGREEMENT OF ELIGIBLE MEMBERS

The undersigned, being eligible members on 24 January 2008 (the Circulation Date), irrevocably agree to the resolutions set out above

Signed by

/s/ Ettore Bonaventura

Ettore Bonaventura

Director

for and on behalf of Golden Ocean Line Limited

/s/ Tullio Biggi

Tullio Biggi

Director

for and on behalf of Golden Ocean Line Limited

Date                 24                 January 2008

The eligible members must signify their agreement to the proposed resolution by hand, by delivering a signed copy to the Company. The eligible members must signify their agreement to the proposed resolution within the period of 28 days from and including the Circulation Date. However, if an eligible member does not agree with the proposed resolution, it does not need to reply. Once the eligible members have signified their agreement to the proposed resolution, their agreement may not be revoked. The proposed resolution will lapse if it is not passed by the end of that 28 day period.

2

Company number

02554369

THE COMPANIES ACT 2006

COMPANY LIMITED BY SHARES

WRITTEN SPECIAL RESOLUTION

OF

CELTIC PACIFIC (UK) LIMITED

(the Company)

UNDER CHAPTER 2 PART 13 OF THE COMPANIES ACT 2006

By a written resolution dated 24 January 2008, the members of the Company agreed to the following resolution being passed as a special resolution.

That the Company’s articles of association be and are hereby amended with effect from the date of this written resolution, by the insertion of the following paragraph as a new article 79A

“A meeting of the directors or of a committee of the board may consist of a conference between directors and any alternate directors who are not all in one place, but each of which is able (directly or by telephonic communication) to speak to each of the others, and to be heard by each of the others simultaneously. A director or an alternate director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place at the place where the largest group of those participating in the conference is assembled, or, if there is no such group, where the chairman of the meeting participates. The word meeting in these articles shall be construed accordingly.”

/s/ Ettore Bonaventura
Ettore Bonaventura
Director

3